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                                                                  RULE 424(b)(3)
                                                       REGISTRATION NO. 333-3766


PRICING SUPPLEMENT NO. 3                         TO PROSPECTUS DATED MAY 1, 1996
                                                  (As supplemented May 10, 1996)


                            COX COMMUNICATIONS, INC.

                               MEDIUM-TERM NOTES

                               (Fixed Rate Note)

Designation:  Fixed Rate Medium-Term      Original Issue Date:  October 1, 1996
  Notes Due October 1, 2003

Principal Amount:  U.S. $27,000,000       Maturity Date:  October 1, 2003

Issue Price (as a percentage of           Cox's Option to Extend Maturity:  None
  Principal Amount):    100%

Interest Rate:  7.17% per annum           CUSIP:  22404Q AC 2

Commission or discount (as a percentage   Form:        /x/  Global Note
  of Principal Amount):  .600%                         / /  Definitive Note

Optional Redemption Provisions:  None.


         This Pricing Supplement No. 3 supplements and, to the extent inconsistent therewith, amends the description of the Notes referred to above in the accompanying Prospectus Supplement and Prospectus.

                              PLAN OF DISTRIBUTION

         The Notes will be sold to NationsBanc Capital Markets, Inc., Merrill Lynch & Co. and Deutsche Morgan Grenfell for resale to one or more investors at a fixed public offering price. After the initial public offering of the Notes, the public offering price and any concession or discount may be changed.

Dated:  October 1, 1996